Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB-2 of Onyx China, Inc., of our report dated February 1, 2008 on our audit of the financial statements of Onyx China, Inc. as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception on March 27, 2007 to December 31, 2007, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
February 1, 2008




               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501